Exhibit 23(j)

                                           INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Oppenheimer Developing Markets Fund:

We  consent  to the  use in  this  Registration  Statement  of  Oppenheimer
Developing Markets Fund of our report dated September 22, 2003, included in the Statement of Additional Information, which is part of such Registration
Statement,  and to the references to our firm under the headings "Financial
Highlights"  appearing  in the  Prospectus,  which  is  also  part  of such
Registration  Statement,   and  "Independent  Auditors"  appearing  in  the
Statement of Additional Information.

/s/ KPMG LLP
KPMG LLP

Denver, Colorado
October 21, 2003